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                                                                    EXHIBIT 2.2


                                  [LETTERHEAD]


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                    AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                          PERMA-TUNE ELECTRONICS, INC.
                             ("A TEXAS CORPORATION")

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LONNIE LENARDUZZI, certifies that:

1.     I am the President and the Secretary of Perma-Tune Electronics, Inc.

2. The name of the corporation is Perma-Tune Electronics, Inc. and it is a Texas Corporation.

3. The articles of incorporation of this corporation were filed with the Secretary of State of Texas on April 20, 1993.

4. Article One of the articles of incorporation of this corporation is amended to read as follows:

          "The name of the corporation is Perma-Tune Electronics, Inc."

5. Article Four of the articles of incorporation of this corporation is amended to read as follows:

         "The aggregate number of shares which the corporation shall have authority to issue Ten Million (10,000,000) without par value."

6. This corporation is authorized to issue ten thousand shares of a single class of voting stock and has a total of 16,000 shares issued and outstanding which are entitled to vote.

7. The foregoing amendment is Articles of Incorporation have been duly approved by 100% of the outstanding shares by unanimous written consent at a meeting of the shareholders on September 30, 1997. This date of adoption of this amendment of the articles of incorporation is September 30, 1997.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of September, 1997.



                                    /s/ Lonnie Lenarduzzi
                                    ------------------------------------------
                                    Lonnie Lenarduzzi, President and Secretary


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                                  [LETTERHEAD]



                           CERTIFICATE OF AMENDMENT

                                      FOR

                          PERMA-TUNE ELECTONICS, INC.
                           CHARTER NUMBER  01268137



     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY

CERTIFIES THAT THE ATTACHED ARTICLES OF AMENDMENT FOR THE ABOVE NAMED ENTITY

HAVE BEEN RECEIVED IN THIS OFFICE AND ARE FOUND TO CONFORM TO LAW.


     ACCORDINGLY THE UNDERSIGNED, AS SECRETARY OF STATE, AND BY VIRTUE OF THE

AUTHORITY VESTING IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF

AMENDMENT.



DATED NOV. 24, 1997

EFFECTIVE NOV. 24, 1997


[SEAL]



                                       /s/ Antonio O. Garza, Jr.
                                       -----------------------------------------
                                       Antonio O. Garza, Jr., Secretary of State


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